Exhibit 5.1

Baiya International Group Inc.	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/503451.00002

27 November 2025

Dear Sirs

Baiya International Group Inc. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), on or about the date hereof. The Registration Statement relates to the resale by the selling shareholders of the Company as identified in the Registration Statement (the Selling Shareholders) of up to 100,000,000 Class A ordinary shares of par value US$0.0001 each (the Resale Shares).

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.3 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 18 October 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the fourth amended and restated memorandum and articles of association of the Company adopted by the special resolutions passed on 30 May 2025 (the Memorandum and Articles);

(c)	a certificate of good standing dated 14 November 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company (the Register of Directors);

Ogier
Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws

Floor 11 Central Tower	Partners
28 Queen’s Road Central	Nicholas Plowman	Cecilia Li
Central	Nathan Powell	Yuki Yan
Hong Kong	Anthony Oakes	David Lin
	Oliver Payne	Alan Wong
T +852 3656 6000	Kate Hodson	Rachel Huang**
F +852 3656 6001	David Nelson	Florence Chan*‡	*	admitted in New Zealand
ogier.com	Justin Davis	Richard Bennett**‡	**	admitted in England and Wales
	Joanne Collett Dennis Li	James Bergstrom‡	‡	not ordinarily resident in Hong Kong

(e)	the list of shareholders of the Company as provided to us on 25 November 2025 showing the total issued Class A ordinary shares of the Company as at 24 November 2025 (the Register of Members, and together with the Register of Directors, the Registers);

(f)	the written resolutions of all the directors of the Company dated 11 November 2025 approving inter alia, the Company's filing of the Registration Statement (the Board Resolutions);

(g)	a certificate from a director of the Company dated 27 November 2025 as to certain matters of fact (the Director's Certificate); and

(h)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate, complete and up-to-date (as the case may be) as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company's property or assets;

(i)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Offer Shares and none of the Offer Shares have been offered or issued to residents of the Cayman Islands;

(j)	no monies paid to or for the account of any party in connection with any Resale Shares issuable under the Documents or any property received or disposed of by any party to the Documents or in connection with the Resale Shares issuable under the Documents, or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively); and

(k)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	Based solely on the Memorandum, the authorised share capital of the Company is US$180,000 divided into 1,600,000,000 Class A Ordinary Shares of par value US$0.0001 each (the Class A Ordinary Shares), 100,000,000 Class B Ordinary Shares of par value US$0.0001 each (the Class B Ordinary Shares) and 100,000,000 Preferred Shares of par value US$0.0001 each (the Preferred Shares).

Valid issuance of Resale Shares

(c)	The Resale Shares issued by the Company to the Selling Shareholders and being proposed for resale by the Selling Shareholders as contemplated by the Registration Statement have been duly authorised for issuance and when issued by the Company upon:

(i)	payment in full of the consideration as set out in the applicable subscription agreements and in accordance with the Board Resolutions and the then effective memorandum and articles of association of the Company; and

(ii)	the entry of the Resale Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company's obligations under the Registration Statement or the applicable definitive agreement will result in the breach of or infringe any other agreement, deed or document (other than the Company's Memorandum and Articles of Association) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Enforceability of Civil Liabilities" and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and resale of the Resale Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier